UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 7, 2011

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer Identification No.)
incorporation
or organization)

3000 Riverchase Galleria, Suite 1700

Birmingham, Alabama 35244

(205) 745-2000

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On July 21, 2010, the Dodd-Frank Wall Street and Consumer Protection Act (the “Dodd-Frank Act”) was enacted into federal law. Section 1503 of the Dodd-Frank Act requires a reporting company operating coal mines or with subsidiaries that operate coal mines to file a Current Report on Form 8-K upon receipt of written notice from the Mine Safety and Health Administration (“MSHA”) of an imminent danger order under Section 107(a) of the Federal Mine Safety and Health Act of 1977 (“Mine Act”).

On December 7, 2011, Jim Walter Resources, Inc., a subsidiary of Walter Energy, Inc., and the operator of the Company’s North River No. 1 Mine, received an imminent danger order (the “Order”) under section 107(a) of the Mine Act. The Order stated that the operator of the continuous mining machine on the Flat Creek Main section was inside the “red zone” (the term for the machine’s turning radius) of the continuous mining machine while it was in motion.  The miner operator was removed from the red zone immediately, and the Order was terminated two minutes after it was issued.  No injuries resulted from the condition described in the Order.

104(a) Citation No. 8520783 (the “Citation”) was issued in conjunction with the Order.  The Citation alleged that the presence of the miner operator within the “red zone” violated a recently adopted provision of North River No. 1 Mine’s MSHA approved roof control plan.  The Citation alleged that North River No. 1 Mine actions reflected only moderate negligence.  In order to abate the Citation, North River No. 1 Mine was required to retrain all continuous miner crews on the recently adopted provision of North River No. 1 Mine’s MSHA approved roof control plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: December 9, 2011	By:	/s/ Keenan Hohol
Keenan Hohol
Vice President and Interim General Counsel and Secretary